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                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into on October 5, 1998 by and between K-TRON INTERNATIONAL, INC., a New Jersey corporation ("K-Tron"), and EDWARD B. CLOUES, II, a resident of Pennsylvania (the "Employee"). This Amendment amends and otherwise modifies the Employment Agreement ( the "Agreement") dated as of October 6, 1997 by and between K-Tron and the Employee. Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Agreement.

         WHEREAS, K-Tron and the Employee wish to amend and modify the Agreement in certain respects, effective as of January 2, 1998.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The fifth sentence of Section 1.4 of the Agreement shall be deemed modified in the following respects: (a) the term life insurance policy having a death benefit of $1,000,000 shall be in addition to any group term life insurance which the Employee may be required to accept under any K-Tron group plan, and K-Tron shall reimburse the Employee for the estimated income taxes on the premiums paid for such $1,000,000 policy; and (b) the Employee and K-Tron acknowledge that the disability coverage referred to in Section 1.4 shall be satisfied by the QQ series Disability Income Policy in a lesser amount, with a one year waiting period, which the Employee has purchased from Northwestern Mutual Life.

         2. Section 1.5 of the Agreement is amended and restated to read in its entirety as follows:

          "1.5 Stock Grant. On January 2, 1998, K-Tron shall issue to the Employee 10,000 fully vested shares of its Common Stock, which shares shall be unregistered and contain an appropriate securities law restrictive legend. On October 7, 1998, K-Tron shall issue to the Employee 7,500 shares (the "October Shares") of its Common Stock as a restricted stock grant under Section 6 of the K-Tron International, Inc. 1996 Equity Compensation Plan, as amended (the "1996 Equity Compensation Plan"), with the grant to provide that the restrictions shall lapse on January 5, 1999, provided that the Employee is still employed by K-Tron on that date. On January 5, 1999, K-Tron shall issue to the Employee 12,500 shares of its Common Stock as a restricted stock grant under Section 6 of the 1996 Equity Compensation Plan, with the grant to provide that 2,500 of such shares shall be fully vested shares on that date and that the restrictions shall lapse as to the other 10,000 shares (the "January 2000 Shares") on January 5, 2000, provided that the Employee is still employed by K-Tron on those dates. Notwithstanding the foregoing, the restrictions on the October Shares and the January 2000 Shares shall lapse immediately if the Employment Term is terminated by (a) K-Tron for any reason other than "cause" as defined in
     Section 8.4(b) hereof or (b) the Employee either pursuant to Section 8.4(a) hereof or in


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     connection with a Termination upon a Change of Control as described in
     Section 9.1(c) hereof."

         3. This Amendment shall be effective as of January 2, 1998 and shall be governed by and interpreted under the laws of the State of New Jersey, without giving effect to any conflict of laws provisions.

         4. As amended and modified hereby, the Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, K-Tron and the Employee have executed this Amendment on October 5, 1998.


[Corporate Seal]                      K-TRON INTERNATIONAL, INC.

Attest:


/s/Mary E. Vaccara                    By: /s/Robert L. Weinberg
------------------                        --------------------------------------
Mary E. Vaccara                           Robert L. Weinberg
As its Secretary                          As its Senior Executive Vice President
                                          and Chief Financial Officer


                                      EMPLOYEE



/s/Mary E. Vaccara                        /s/Edward B. Cloues, II
------------------                        --------------------------------------
Witness                                   Edward B. Cloues, II


Approved as of October 5, 1998
by the Compensation and Human
Resources Committee of the
K-Tron Board of Directors:



By: /s/Norman Cohen
    ---------------
    Norman Cohen
    As its Chairman